Exhibit 10.1

AMENDMENT TO THAT CERTAIN

"CONTRACT FOR SERVICES" AGREEEMENT

DATED JUNE 22, 2007

BY AND BETWEEN

SKY ANGEL U.S.LLC AND NEULION, INC.

This Amendment (the "Amendment") is entered into this 19th day of January, 2010 for the purpose of amending that certain Contract For Services agreement dated June 22nd, 2007, by and between Sky Angel U.S. LLC, ("Sky Angel") and NeuLion, Inc. ("NeuLion") (the "Agreement"). Sky Angel and NeuLion a ("Party") or collectively (the "Parties").

WHEREAS, Sky Angel and NeuLion wish to extend the termination date of the Agreement so that it would remain in full force and effect until the New Termination Date, the Parties agree as follows:

1)      "Section 1. Term" of the Agreement shall be hereby amended so as to extend the term of the Agreement to October 31, 2012 (the "New Termination Date"). Following the New Termination Date, the Agreement shall be automatically renewed for subsequent one (1) year periods unless either Party notifies the other Party in writing, at least 60 days prior to any automatic renewal, of it's intention to terminate the Agreement.

2)      Except as provided for in this Amendment, all terms and conditions set forth in the Agreement shall continue in full force and effect. Upon execution of this Amendment by the Parties, any subsequent reference to the Agreement shall mean the Agreement as amended hereby.

IN WITNESS WHEREOF, the Parties have executed this Amendment this 19th day of January, 2010.

Sky Angel U.S., LLC		NeuLion, Inc.

By:	/s/ Thomas Scott	By:	/s/ Roy E. Reichbach
	(Authorized Signature)		(Authorized Signature)

Printed Name and Title: Thomas Scott, President		Print Name and Title: Roy E. Reichbach, Secretary